EXHIBIT 99.1


Faro Technologies Inc. Exhibit 99.1 - List of Properties

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CORPORATE HQ - FLORIDA                         DETROIT TECH CENTER

125 Technology Park                            Megellan Technology Center
Lake Mary                                      Suite 100
Florida  32746-6204                            46998 Megellan Drive
                                               Wixom, MI  48393
Telephone:  407 333 9911
Telephone:  888 258 9338                       Telephone: 248 669 8620
Facsimile:    407 333 4181                     Telephone:  888 569 6890
                                               Facsimile:    248 669 8656


FARO FRANCE SALES OFFICE                       FARO UK SALES OFFICE                          FARO EUROPE HQ

46, avenue des Freres Lumiere                  The Techno Centre                             Ingersheimerstr .12
78190 Trappes                                  Conventry University Technology Park          D-70499 Stuttgart-Weilimdorf
France                                         Puma Way, Coventry, CV1 2TT                   Germany
                                               United Kingdom
Telephone:  011 33 1 3016 0600                 Telephone:  011 44 24 7623 6151               Telephone:  011 49 1711 22 22435
Facsimile:  011 33 1 3016 0606                 Facsimile:  011 44 24 7623 6150               Facsimile:  011 49  1711 22 22444



MUNICH SALES OFFICE                            PEINE SALES OFFICE                            PORTUGAL SALES AND R&D OFFICE

Fraunhoferstr 18a, 2 Stock                     Woltorferstr. 76A                             Rva das Leirinhas n 48, Aradas
Martinsried, 82152                             Peine, 31224                                  Aveiro, 3810
Germany                                        Germany                                       Portugal
Telephone:  011 49 8989 556 20                 Telephone:  011 49 5171 4882 30               Telephone:  011 35 1034 3711 41
Facsmile:  011 49 8989 5562 22                 Facsmile:  011 49 5171 4882 32                Facsmilie:  011 35 1034 3711 43


GLADBECK SALES OFFICE

Am Wiesenbusch 2
Gladbeck, 45966
Germany

Telephone:  011 49 2043 9443 87
Facsimile:  011 49 2043 9443 95
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